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                                                            EXHIBIT 5

                              LAW OFFICES OF
                              BRIAN W PUSCH
                             ATTORNEYS AT LAW

                              PENTHOUSE SUITE
                            29 WEST 57TH STREET
                             NEW YORK, NY 10019
                          TELEPHONE   (212) 980-0408
                          FACSIMILE   (212) 980-7055


                                    September 5, 1996

Medicis Pharmaceutical Corporation
4343 East Camelback Road
Phoenix, Arizona 85018-2700

                    MEDICIS PHARMACEUTICAL CORPORATION
                            357,143 Shares
                   Class A Common Stock, $.014 par value
                     Registration Statement on Form S-8
                   ------------------------------------

Dear Sirs:

          I am acting as special counsel to Medicis Pharmaceutical Corporation, a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to 357,143 shares and the related Preferred Stock Purchase Rights (the "Shares") of the Company's Class A Common Stock, par value $.014 per share (the "Class A Common Stock"), which may be purchased by holders of options granted by the Company pursuant to the Medicis Pharmaceutical Corporation 1995 Stock Option Plan (the "Plan").

          This opinion is being furnished pursuant to the requirements of Item 8 of Part II of the Registration Statement.

          In connection with this opinion, I have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, documents, agreements or other instruments of the Company and its subsidiaries, orders, rulings and certificates of public officials, officers and representatives of the Company and its subsidiaries and such other persons, have made investigations of law, and have discussed with officers and other representatives of the Company and its subsidiaries such questions of fact, as I have deemed proper and necessary as a basis for the opinions hereinafter expressed.

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Medicis Pharmaceutical Corporation
September 5, 1996
Page 2

          In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

          Based upon and subject to the foregoing, I am of the opinion that the Shares are duly authorized and that (1) when the Registration Statement shall have become effective, (2) when the provisions of the securities and blue sky laws of certain jurisdictions shall have been complied with and (3) when the Shares, certificates for which shall have been duly executed, shall have been duly delivered against payment of the consideration therefor in accordance with the Plan, the Shares will be validly issued, fully-paid and non-assessable under the laws of the State of Delaware.

          I am licensed to practice law in the State of New York, and I do not purport to express an opinion herein concerning any laws other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,


				    /s/ BRIAN W. PUSCH
                                    Brian W. Pusch

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